Exhibit 99.1

MICT, Inc. Reports Second Quarter 2022 Results

MONTVALE, N.J., August 22, 2022 -- MICT, Inc. (Nasdaq: MICT), (the “Company”), today announced its financial results for the second quarter ended June 30, 2022.

Q2 2022 Highlights and Recent Developments

●	Insurance revenues for Q2 2022 amounted to $11.95 million, up 25% on Q1 2022 revenues, despite the impact of ongoing COVID lockdown protocols in China.

●	Gross profit margins in the insurance business also improved during Q2 2022, increasing to 17.4% compared to 13.0% in Q1 2022, due to the combination of higher revenues and a focus on writing more profitable business.

●	Improving revenues and margins helped the insurance business reduce its EBITDA losses in Q2 2022 to around $1.0 million, down from $3.5 million in Q1 2022;

●	Magpie Securities is making significant progress in streamlining costs, as the stock trading and financial services business responds to changes in market conditions and transitions to a broker-as-a-service and white-label model.

●	Financial services business expects to obtain a Money Service Operators License (“MSO License”) in Hong Kong in the future, enabling the provision of payment services and foreign exchange services to clients, as a key part of expansion plans and the offering to new commercial partners.

●	Merger transaction with Tingo Inc continues to move forward, with the filing of the Form S-4 Proxy and Prospectus with the SEC on July 26, 2022, marking a major milestone.

Darren Mercer, MICT’s Chief Executive Officer commented, “We are very pleased with the recovery in our insurance business during the second quarter, particularly bearing in mind that COVID-19 protocols in China continued to heavily impact the business. We have also since seen further improvement and providing there are no setbacks with China’s return to normality, we expect our insurance business to break into profit before year end. The gradual lifting of the lockdown measures and improvement in market conditions is also allowing us to progress the much-anticipated launch of our B2B2C insurance business, which we are excited about, particularly as the new distribution channels should enable us to increase our market reach, expand the range of our insurance products and benefit from higher margins.

“The further development of our Magpie Invest stock trading app and its augmentation into a broader-offering financial services platform is progressing well. In addition, we expect to receive approval of our Capital Markets License (“CMS License”) application from the Monetary Authority of Singapore (“MAS”), and of our MSO License in Hong Kong, within the coming weeks, all of which should enable us to accelerate our international expansion and the advancement of several white-label and joint venture partnerships. In the meantime, we have significantly streamlined the cost based of Magpie Securities, as we transition the business model and aim to significantly scale in this area.

“With regard to our merger with Tingo Inc. (“Tingo”), we achieved a major milestone on July 26, 2022, with the filing of the S-4 Proxy and Prospectus with the Securities and Exchange Commission (“SEC”). While we wait to receive comments on the S-4 from the SEC, which are expected by month end, we have been working with Tingo to prepare for the completion of the merger, with the aim of capitalizing on the expected significant synergies between the businesses. Two particular areas of current focus are the progression of the opportunity to introduce Tingo’s agri-fintech platform into China and Asia, and the launch of a new commodity platform and agri-export business,” concluded Mr. Mercer.

Q2 2022 Financial Review

●	Revenue in the second quarter was $12.0 million versus $9.6 million in the prior quarter. The increase was due to the growth in insurance business revenues, which increased by 25.0% quarter over quarter.

●	Gross profit in the second quarter was $2.1 million, up by 63.8% from $1.3 million in the first quarter. The increase was due to the combination of the increase in revenues in the insurance business, against a partially fixed direct cost base, and a focus on writing more profitable insurance policies.

●	Selling & marketing expenses in the second quarter were reduced by 60.0% against the first quarter, from $2.5 million to $1.0 million, as the Company streamlined its sales and marketing activities across both its insurance and stock trading businesses.

●	General and administrative expenses totaled $13.7 million in the second quarter, compared to $7.3 million in the first quarter. Such expenses for the second quarter included transaction costs relating to the Tingo merger of $3.1 million and share based payments of $3.8 million. After adjusting for these exceptional items, general and administrative expenses for Q2 2022 were down by $0.5 million compared to Q1 2022.

●	Operating loss for the second quarter was $13.8 million versus a loss of $10.0 million for the first quarter. Once adjusted for the Tingo merger transaction costs of $3.1 million, share based payments of $3.8 million and amortization of $0.8 million, the adjusted operating loss for Q2 2022 reduces to $6.1 million.

●	As of June 30, 2022, the cash position was approximately $76.1 million. A loan of $3.0 million was made to Tingo during the quarter, which was for the purpose of progressing the development of a commodity platform for the benefit of MICT and Tingo post-completion of the merger.

About MICT, Inc.

MICT, Inc. (NasdaqCM: MICT) operates through its wholly owned subsidiary, GFH Intermediate Holdings Ltd (“GFHI”), and GFHI’s various fully owned subsidiaries or VIE structures. GFHI’s versatile proprietary trading technology platform is designed to serve a large number of high growth sectors in the global fintech space. Primary areas of focus include online brokerage for equities trading and sales of insurance products in several high-growth foreign markets including Asia.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. All statements other than statements of historical fact contained in this press release are forward-looking statements. The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. Such forward-looking statements and their implications including, but not limited to, the ability to consummate the merger with Tingo involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2021, and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

MICT, Inc., a Delaware corporation (“MICT”), on July 26, 2022 Mict filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as amended, the “Registration Statement”), which will include a preliminary proxy statement of MICT, and a prospectus in connection with the proposed business combination transaction (the “Business Combination”) involving MICT and Tingo, Inc., a Nevada corporation (“Tingo”). The definitive proxy statement and other relevant documents will be mailed to shareholders of MICT as of a record date to be established for voting on the Business Combination. Shareholders of MICT and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with MICT’s solicitation of proxies for the special meeting to be held to approve the Business Combination because these documents will contain important information about MICT, Tingo and the Business Combination. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov.

No Offer or Solicitation

This Press Release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Press Release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contact information:

Tel: (201) 225-0190

info@mict-inc.com

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

MICT, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$76,053	$94,930
Trade accounts receivable, net	12,025	17,879
Related parties	7,358	5,134
Other current assets	8,096	9,554
Total current assets	103,532	127,497

Property and equipment, net	666	677
Intangible assets, net	19,848	21,442
Goodwill	19,788	19,788
Right of use assets	1,583	1,921
Long-term deposit and prepaid expenses	618	824
Deferred tax assets	2,531	1,764
Restricted cash escrow	2,299	2,417
Micronet Ltd. equity method investment	1,110	1,481
Total long-term assets	48,443	50,314

Total assets	$151,975	$177,811

MICT, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	June 30, 2022	December 31, 2021
LIABILITIES AND EQUITY

Short-term loan	$922	$1,657
Trade accounts payable	8,328	14,416
Deposit held on behalf of clients	1,479	3,101
Related party	256	4
Lease liabilities – current portion	1,026	1,298
Other current liabilities	6,606	4,914
Total current liabilities	18,617	25,390

Lease liabilities	699	691
Deferred tax liabilities	3,544	3,952
Accrued severance pay	50	56
Total long-term liabilities	4,293	4,699
Total liabilities	22,910	30,089

Stockholders’ Equity:
Common stock; $0.001 par value, 250,000,000 shares authorized, 129,566,207 and 122,435,576 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	129	122
Additional paid in capital	224,838	220,786
Accumulated other comprehensive income (loss)	124	(414)
Accumulated deficit	(99,417)	(76,394)
MICT, Inc. stockholders’ equity	125,674	144,100

Non-controlling interests	3,391	3,622

Total equity	129,065	147,722

Total liabilities and equity	$151,975	$177,811

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

MICT, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(USD In Thousands, Except Share and Earnings Per Share Data)

	Six months ended June 30,		Three months ended June 30,
	2022	2021	2022	2021

Revenues	$21,521	$21,276	$11,958	$12,341
Cost of revenues	18,183	18,667	9,885	11,675
Gross profit	3,338	2,609	2,073	666

Operating expenses:
Research and development	941	619	346	388
Selling and marketing	3,552	2,352	1,035	1,351
General and administrative	20,991	19,421	13,665	14,853
Amortization of intangible assets	1,594	1,569	797	643
Total operating expenses	27,078	23,961	15,843	17,235

Loss from operations	(23,740)	(21,352)	(13,770)	(16,569)
Loss from equity investment	(371)	(163)	(187)	(163)
Other income (loss), net	838	83	683	(4)
Financial income (expenses), net	(1,089)	(275)	(1,167)	291
Loss from loss of control in Micronet Ltd	-	(1,934)	-	(1,934)
Loss before provision for income taxes	(24,362)	(23,641)	(14,441)	(18,379)
Taxes on income (tax benefit)	(1,081)	(339)	(5)	17

Net loss	(23,281)	(23,302)	(14,436)	(18,396)
Net loss attributable to non-controlling interests	(258)	(445)	(99)	-

Net loss attributable to MICT, Inc.	$(23,023)	$(22,857)	$(14,337)	$(18,396)

Loss per share attributable to MICT, Inc.
Basic and diluted loss per share	$(0.18)	$(0.22)	$(0.11)	$(0.16)

Weighted average common shares outstanding:
Basic and diluted	124,455,921	102,992,830	126,431,864	117,634,776

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the U.S., or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●	Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the Transaction and the Acquisition. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such charges do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Expenses related to the settlement agreements - These expenses relate to a settlement agreement as described in part III -Item 1. Legal Proceedings of this reports. We believe that these expenses do not reflect our operational performance. Therefore, we exclude them to provide the investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Stock-based compensation - is share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

●	Options-based compensation – Refers to compensation components which includes stock options awards granted to certain employees, officers, directors or consultants of the Company. This is a non cash personal compensation component for our employees, officers, directors or consultants and its cost to the Company is calculated based on B&S. This these costs attributed to the grant of stock options are irrelevant to the forward-looking analyses and are not necessarily linked to our operational performance.

The following table reconciles, for the periods presented, GAAP net loss attributable to MICT to non-GAAP net income attributable to MICT. and GAAP loss per diluted share attributable to MICT to non-GAAP net loss per diluted share attributable to MICT.

	Six months ended June 30,
	(Dollars in Thousands, other than share and per share amounts)
	2022	2021
GAAP net loss attributable to MICT, Inc.	$(23,023)	$(22,857)
Amortization of acquired intangible assets	1,594	1,568
Expenses related to settlement agreements	143	532
Options- based compensation	235	458
Stock-based compensation	3,824	8,368
Income tax-effect of above non-GAAP adjustments	(410)	(414)
Total Non-GAAP net loss attributable to MICT, Inc.	$(17,637)	$(12,345)

Non-GAAP net loss per diluted share attributable to MICT, Inc.	$(0.14)	$(0.12)
Weighted average common shares outstanding used in per share calculations	124,455,921	102,992,830
GAAP net loss per diluted share attributable to MICT, Inc.	$(0.18)	$(0.22)
Weighted average common shares outstanding used in per share calculations	124,455,921	102,992,830

	Three months ended June 30,
	(Dollars in Thousands, other than share and per share amounts)
	2022	2021
GAAP net loss attributable to MICT, Inc.	$(14,337)	$(18,396)
Amortization of acquired intangible assets	797	782
Expenses related to settlement agreements	-	67
Options- based compensation	110	458
Stock-based compensation	3,824	8,368
Income tax-effect of above non-GAAP adjustments	(206)	(215)
Total Non-GAAP net loss attributable to MICT, Inc.	$(9,812)	$(8,936)

Non-GAAP net loss per diluted share attributable to MICT, Inc.	$(0.07)	$(0.08)
Weighted average common shares outstanding used in per share calculations	126,431,864	117,634,776
GAAP net loss per diluted share attributable to MICT, Inc.	$(0.11)	$(0.16)
Weighted average common shares outstanding used in per share calculations	126,431,864	117,634,776

MICT, Inc.